As filed with the Securities and Exchange Commission on August 17, 2000.

                                               Registration No. 333-__________
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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

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                                    FORM S-8
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

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                                 IEXALT, INC.
            (Exact name of registrant as specified in its charter)

             NEVADA                                            75-1667097
  (State or Other Jurisdiction                             (I.R.S. Employer
of Incorporation or Organization)                         Identification No.)

                                  4301 WINDFERN
                              HOUSTON, TEXAS 77041
   (Address, including Zip Code, of Registrant's Principal Executive Offices)

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    BUSINESS SERVICE CONTRACT AND LETTER AGREEMENT WITH CONSULTING & STRATEGY
                             INTERNATIONAL, INC.

                             (Full Title of Plan)

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         Name, Address, Telephone and     Copy of Communications to:
         Number of Agent for Service:

            JONATHAN C. GILCHRIST             CHRIS A. FERAZZI
                IEXALT, INC.               PORTER & HEDGES, L.L.P.
                4301 WINDFERN             700 LOUISIANA, 35TH FLOOR
            HOUSTON, TEXAS 77041          HOUSTON, TEXAS  77002-2370
               (281) 600-4000                  (713) 226-0600

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                        CALCULATION OF REGISTRATION FEE

                                                                  PROPOSED MAXIMUM       PROPOSED
                                                  AMOUNT TO           OFFERING      MAXIMUM AGGREGATE      AMOUNT OF
    TITLE OF SECURITIES TO BE REGISTERED      BE REGISTERED (1) PRICE PER SHARE (2) OFFERING PRICE (2) REGISTRATION FEE (2)
============================================= ================= =================== ================== ====================
Common Stock, par value $.01 per share            1,850,000              $ 1.39            $2,571,500        $679.00
============================================= ================= =================== ================== ====================

(1) 600,000 shares of Common Stock are to be issued upon conversion of the options granted pursuant to the terms of the Business Service Contract, 1,000,000 shares of Common Stock are to be issued upon exercise of the warrants granted pursuant to the terms of the Business Service Contract, and 250,000 shares to be issued under the terms of the Letter Agreement. This Registration Statement covers said 600,000 shares, 1,000,000 shares and said 250,000 shares of Common Stock.

(2) Pursuant to Rule 457(c), the registration fee is calculated on the basis of the average of the bid and ask prices for the Common Stock on the Over-the-Counter Bulletin Board on August 14, 2000, $1.39.

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                                    PART I

             INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS

      The following documents listed under this Part I and the documents incorporated by reference under Item 3 of Part II to this Form S-8, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act, and are incorporated herein by reference.

ITEM 1. PLAN INFORMATION

      The information required to be provided pursuant to this Item to the participants Franklin C. Fisher, Jr. and Steve Tebo, principals of Consulting & Strategy International, Inc., is set forth in the Information Memorandum for the Business Service Contract and Letter Agreement with Consulting & Strategy International, Inc.


ITEM 2. REGISTRANT INFORMATION AND EMPLOYEE PLAN ANNUAL INFORMATION

      The written statement required to be provided to participants pursuant to this Item is set forth in the Information Memorandum referenced in Item 1 above.

                                    PART II

              INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3. INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

    The contents of the following documents filed by iEXALT, INC., a Nevada corporation ("iEXALT" or the "Registrant"), with the Securities and Exchange Commission (the "Commission") are incorporated into this registration statement ("Registration Statement") by reference:

    (i)   Annual Report on Form 10-KSB for the fiscal year ended August 31,
          1999;

    (ii) Quarterly Reports on Form 10-QSB for the quarters ended November 30, 1999, February 29, 2000, and May 31, 2000; and

    (iii) Current Reports on Form 8-K as filed on October 15, 1999 (as amended on December 15, 1999), December 16, 1999 (as amended on February 14,
          2000), January 28, 2000 (as amended on March 16, 2000), July 26, 2000, and July 27, 2000.

    All documents filed by us with the Commission pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), subsequent to the filing date of this Registration Statement and prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing such documents. We will provide without charge to each participant in the written compensation contracts, upon written or oral request of such person, a copy (without exhibits, unless such exhibits are specifically incorporated by reference) of any or all of the documents incorporated by reference pursuant to this Item 3.

ITEM 4. DESCRIPTION OF SECURITIES

    Not Applicable.


ITEM 5. INTERESTS OF NAMED EXPERTS AND COUNSEL

    Not Applicable.

ITEM 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS

    The Nevada General Corporation Law ("NGCL") provides that a corporation may indemnify any person who was or is a party or is threatened to be made a party, by reason of the fact that such person was an officer or director of such corporation, or is or was serving at the request of such corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, to (i) any action or suit by or in the right of the corporation against expenses, including amounts paid in settlement and attorneys' fees, actually and reasonably incurred, in connection with the defense or settlement believed to be in, or not opposed to, the best interests of the corporation, except that indemnification may not be made for any claim, issue or matter as to which such a person has been adjudged by a court of competent jurisdiction to be liable to the corporation or for amounts paid in settlement to the corporation and (ii) any other action or suit or proceeding against expenses, including attorneys' fees, judgments, fines and amounts paid in settlement, actually and reasonably incurred, if he or she acted in good faith and in a manner which he or she reasonably believed to be in, or not opposed to, reasonable cause to believe his or her conduct was unlawful. To the extent that a director, officer, employee or agent has been "successful on the merits or otherwise" the corporation must indemnify such person. The articles of incorporation or bylaws may provide that the expenses of officers and directors incurred in defending any such action must be paid as incurred and in advance of the final disposition of such action. The NGCL also permits the registrant to purchase and maintain insurance on behalf of the registrants directors and officers against any liability arising out of their status as officers and directors, whether or not the registrant would have the power to indemnify him against such liability. These provisions may be sufficiently broad to indemnify such persons for liabilities arising under the Securities Act.

    Our Articles and bylaws provide that we shall, to the fullest extent allowed by applicable law, indemnify any director, officer, employee, agent or other representative of iExalt in connection with certain actions, suits or proceedings, against expenses, including attorneys' fees, judgments, fines and amounts paid in settlement actually and reasonably incurred. Our Articles and bylaws also provide that, by resolution of the board of directors, we may pay any expenses incurred by our directors, officers, employees, agents or other representatives of iExalt in defending such an action, in advance of the final disposition of such action.

    The NGCL provides that a corporation's articles of incorporation may contain a provision which eliminates or limits the personal liability of a director or officer to the corporation or its stockholders for damages for breach of fiduciary duty as a director or officer, provided that such a provision must not eliminate or limit the liability of a director or officer for: (a) acts or omissions which involve intentional misconduct, fraud or a knowing violation of law; or (b) the payment of illegal distributions. Our Articles include a provision eliminating the personal liability of directors for breach of fiduciary duty to the extent allowed under applicable law.

    Our bylaws provide that we may maintain insurance, at our expense, to protect us and any of our directors, officers, employees or agents or any person serving at our request as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against any expense, liability or loss, whether or not we would have the power to indemnify such person against such expense, liability or loss under the NGCL. We carry directors and officers liability insurance that would indemnify our directors and officers against damages arising out of certain kinds of claims that might be made against them based on their negligent acts or omissions while acting in their capacity as officers and directors. The policy also reimburses us for liability incurred in the indemnification of our directors and officers.

    Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act, and will be governed by the final adjudication of such issue.

    The above discussion of the NGCL and our Articles and bylaws is not intended to be exhaustive and is qualified in its entirety by the NGCL and our Articles and bylaws.

ITEM 7.     EXEMPTION FROM REGISTRATION CLAIMED

      Not Applicable.

ITEM 8.     EXHIBITS

EXHIBIT
  NO.                                DESCRIPTION
-------   ------------------------------------------------------------------
  4.1 Business Service Contract between iEXALT, INC. and Consulting & Strategy International, Inc. dated May 27, 1999 (filed herewith).

  4.2 Recission Agreement between iEXALT, INC. and Consulting & Strategy International, Inc. dated July 27, 2000 (filed herewith).

  4.3 Letter Agreement between iEXALT, INC. and Consulting & Strategy International, Inc. dated July 27, 2000 (filed herewith).

  5.1 Opinion of Porter & Hedges, L.L.P. with respect to legality of securities (filed herewith).

 23.1     Consent of Jones, Jensen & Company (filed herewith).

 23.2     Consent of Harper & Pearson Company, P.C. (filed herewith).

 23.3     Consent of Porter & Hedges, L.L.P. (included in Exhibit 5.1).

 24.1     Powers of Attorney (included on signature page).


ITEM 9.     UNDERTAKINGS

      (a)   UNDERTAKING TO UPDATE

            The undersigned Registrant hereby undertakes:

            (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement to:

                  (i) include any prospectus required by section 10(a)(3) of the
            Securities Act of 1933, as amended (the "Securities Act");

                  (ii) reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information in the Registration Statement; and

                  (iii) include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

      PROVIDED, HOWEVER, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") that are incorporated by reference in the Registration Statement.

            (2) That, for the purpose of determining any liability under the Securities Act, each such post- effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial BONA FIDE offering thereof.

            (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

      (b)   UNDERTAKING WITH RESPECT TO DOCUMENTS INCORPORATED BY REFERENCE

            The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to section 13(a) or section 15(d) of the Exchange Act that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial BONA FIDE offering thereof.

      (c)   UNDERTAKING WITH RESPECT TO INDEMNIFICATION

            Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                              POWER OF ATTORNEY

      KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Jack I. Tompkins his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any or all pre- and post- effective amendments and supplements to this Registration Statement, and to file the same, or caused to be filed the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto such attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or the substitute or substitutes of him, may lawfully do or cause to be done by virtue hereof.

                                  SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on this 16th day of August, 2000.

                                    iEXALT, INC.


                                    By:/s/ JONATHAN C. GILCHRIST
                                           Jonathan C. Gilchrist
                                           EXECUTIVE VICE PRESIDENT

      In accordance with the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated and on this 16th day of August, 2000.

              SIGNATURE                                   TITLE
              ---------                                   -----
      /s/ JACK I. TOMPKINS                  Chief Executive Officer and Chairman
-------------------------------------       of the Board (principal executive
          Jack I. Tompkins                  officer)

     /s/  JAMES W. CAROLL                   Chief Financial Officer, (principal
-------------------------------------       accounting officer)
          James W. Caroll

     /s/  DONALD W. SAPAUGH                 President and Director
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          Donald W. Sapaugh

     /s/  HUNTER M. A. CARR                 Director
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          Hunter M. A. Carr

    /s/   MORRIS H. CHAPMAN                 Director
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          Morris H. Chapman

              Signature                            Title
              ---------                            -----

      /s/ VICTORIA R. A. CARR                  Director
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          Victoria R. A. Carr

      /s/     JIM WISE                         Director
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              Jim Wise

      /s/     TOM DAHL                         Director
-------------------------------------
              Tom Dahl

                               INDEX TO EXHIBITS

EXHIBIT
  NO.                                DESCRIPTION
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  4.1 Business Service Contract between iEXALT, INC. and Consulting & Strategy International, Inc. dated May 27, 1999 (filed herewith).

  4.2 Recission Agreement between iEXALT, INC. and Consulting & Strategy International, Inc. dated July 27, 2000 (filed herewith).

  4.3 Letter Agreement between iEXALT, INC. and Consulting & Strategy International, Inc. dated July 27, 2000 (filed herewith).

  5.1 Opinion of Porter & Hedges, L.L.P. with respect to legality of securities (filed herewith).

 23.1     Consent of Jones, Jensen & Company (filed herewith).

 23.2     Consent of Harper & Pearson Company, P.C. (filed herewith).

 23.3     Consent of Porter & Hedges, L.L.P. (included in Exhibit 5.1).

 24.1     Powers of Attorney (included on signature page).